Exhibit 99.1

NOW OFFICIALLY AVAILABLE!!!

We are excited to announce the official launch of #VitaGraft Kidney!

Previously only available through Oncocyte’s Early Access Program, VitaGraft Kidney is now broadly available to transplant professionals upon request.

VitaGraft Kidney is a blood-based test that measures donor-derived cell-free DNA (#dd-cfDNA) concentrations post-kidney #transplantation, serving as an indicator for potential organ damage and rejection.

Also, check out our newly designed VitaGraft Kidney web page!

https://hubs.li/Q02hhzvl0

#OCX #Innovation #WhereTomorrowLives $OCX

We are excited to announce the #OfficialLaunch of #VitaGraft Kidney! Previously only available through Oncocyte’s Early Access Program, VitaGraft Kidney is now broadly available upon request.

#OCX #Innovation #WhereTomorrowLives